UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS

On May 12, 2014, Mr. Richard Estalella submitted his resignation to MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the “Company”) as the Company’s Chief Operating Officer, effective immediately. He will continue to serve as the Company’s President. Mr. Estalella’ resignation was not as a result of any disagreements between him and the Company with respect to the Company’s operations, policies or practices.

On May 12, 2014, Mr. Jim Greenwell resigned from his position serving as a member of the Company’s Board of Directors, effective immediately. Mr. Greenwell’s resignation from the Board of Directors was not as a result of any disagreements between him and the Company with respect to the Company’s operations, policies or practices.

Also on May 12, 2014, Mr. Greenwell was appointed to serve as the Company’s Chief Operating Officer, effective May 16, 2014. It is anticipated that Mr. Greenwell will enter into an employment agreement (the “Greenwell Agreement”) with the Company, of an initial term to end on December 31, 2016, which may be renewed by the mutual agreement of the Company and Mr. Greenwell for additional terms. Pursuant to the Greenwell Agreement it is anticipated Mr. Greenwell will (i) receive as compensation a base salary of $275,000 per annum, and (ii) be eligible to receive a cash bonus in 2014, of up to $300,000. Mr. Greenwell will also receive, conditioned upon receiving approval of the Company’s Board of directors, an initial grant of 100,000 shares of the Company’s restricted common stock, which shall vest as follows: 20% per annum throughout the term of the Greenwell Agreement.

Mr. Greenwell has served as a director on our Board of Directors since Otober 2012. Since March 20, 2013 he has been Vice-President of Voice Technology for Intelligrated. (Intelligrated is one of the top material handling automation companies in the U.S.) Intelligrated acquired Datria Systems in March 2013. Since 2000, he has been the Chief Executive Officer of Datria Systems Inc., a speech recognition application software company. He has also served as the Datria Systems’ Chairman since 2002. In prior employment, he served as a technology executive in a number of private and public companies .He has served on the Board of the Cherry Creek School Foundation since September 2010. He was a founding member of Friends of Denver Fire and served on its Board from 2007 through 2010. Mr. Greenwell served on the Board of the Denver Chapter of the American Heart Association from 2002 through 2008 and was Chairman of the Board in 2007. He also served on the Board of Trustees of the Bonfils Blood Center Foundation from 1999 through 2003. Mr. Greenwell earned a BS from the College of Business at Michigan State University and an MBA degree from Saint Mary’s College.

Also on May 12, 2014, the Board approved extending Bradley Pyatt’s and Cory Gregory’s employment agreements, respectively, so that each of their employment terms would end as of December 31, 2018. Concurrently, the board approved the issuance of, subject to shareholder approval, (i) 500,000 shares of the Company’s restricted common stock to Mr. Pyatt, which shall vest 20% per annum through 2018, and (ii) 100,000 shares of the Company’s restricted common stock to Mr. Gregory, which shall vest 20% per annum through 2018.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Also on May 12, 2014, the Board adopted Amended and Restated bylaws. The following is a summary of changes effected by adoption of the new Bylaws, which summary is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto. In addition to the amendments summarized below, the new Bylaws reflect certain non-substantive changes to conform to current provisions of Nevada law and to improve style and readability.

Article II –MEETING OF STOCKHOLDERS

•	The provision relating to annual meetings has been amended to allow the Board of Directors to set the time and date of the annual shareholder in accordance with Nevada law. Previously, the date and time for the annual meeting was fixed for the first Monday in March., but could be changed to a different time and date. (Section 2.1)

•	The provision for providing shareholders with notice of a meeting of the shareholder, whether annual or special, was amended to provide that notice shall be provided to shareholders no less than 10 and no more than 60 days prior to the date of the meeting. (Section 2.2 and Section 2.3)

•	The provision defining a quorum for purposes of a stockholder meeting was amended so that a quorum consisted of stockholders representing a majority of outstanding shares entitled to vote thereon. (Sections 2.4)

Article III – Directors

•	The provision relating to how long directors held office was amended so that directors would hold office until the next annual meeting and their successors were elected. Previously, directors had two year terms. (Section 3.1)

•	The provision relating to removal of directors was amended to provide that any director may be removed from office upon the affirmative vote of a majority of the total number of shares entitled to vote theron with or without cause. Previously, a director could only be removed by a majority of the board for cause and by a majority of shareholders without cause. (Section 3.4)

•	The provision relating to filling vacancies on the Board of Directors was amended by adding that any vacancy by way of resignation, death, removal or otherwise, may be filled by the affirmative vote of at least a majority of the reminding Board of Directors. (Section 3.11)

•	The provision relating director compensation was amended to provide that such compensation may (i) be provided for meeting expenses, (ii) provided for attendance at a meeting or an annual salary, (iii) consist of options, warrants, shares of the Company or other board approved remuneration. Previously only reimbursement for actual expenses was permitted. (Section 3.9)

Article IV – Officers

•	Various provisions related to officer positions and reporting relationships are modified to reflect the Company’s current organizational structure and provide flexibility for future changes in organizational structure. (Article IV)

Article VII – General Provisions

•	The provision relating to the Company fiscal year was amended so that the Board could fix the fiscal year end date. Previously the fiscal year end date was fixed at August 31. (Section 7.3)

•	A provision was added permitting the Board to declare a dividend. (Section 7.1)

Article VIII – Indemnification and Director’s Liability

•	Provisions relating to indemnification were amended to provide for maximum indemnification of its director as permitted by Nevada Law. (Section 8.1)

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of each of such document, which are filed as Exhibits 3.1 hereto, and which are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
17.1	Letter of Resignation from position on Board of Directors of Jim Greenwell
99.1	MusclePharm Corporation Press Release dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: May 14, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President